UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2023

Core Scientific, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40046	86-1243837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Barton Springs Road, Suite 300 Austin, Texas	78704
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 402-5233

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CORZQ	*
Warrants, exercisable for shares of common stock	CRZWQ	*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

*	The registrant’s common stock and warrants began trading exclusively on the OTC Pink Marketplace on January 3, 2023 under the Symbols “CORZQ” and “CRZWQ,” respectively.

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on December 21, 2022, Core Scientific, Inc. (the “Company”) and certain of its affiliates (collectively, the “Debtors”) filed voluntary petitions (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Debtors continue to operate their business and manage their properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. Additional information about the Chapter 11 Cases, including access to Court documents, is available online at cases.stretto.com/CoreScientific/, a website administered by Stretto, Inc., a third-party bankruptcy claims and noticing agent. The information on this web site is not incorporated by reference into, and does not constitute part of, this Form 8-K.

Also, as previously disclosed, on November 16, 2023, the Debtors filed the Third Amended Joint Chapter 11 Plan of Reorganization of Core Scientific, Inc. and its Debtor Affiliates (the “Plan”) and the related Disclosure Statement for the Plan (the “Disclosure Statement”) with the Bankruptcy Court.

Restructuring Support Agreement

On November 16, 2023 (the “Support Effective Date”), the Debtors entered into a Restructuring Support Agreement (together with all exhibits and schedules thereto, the “RSA”) with (x) the holders of (i) approximately 93% in aggregate principal amount outstanding of the Convertible Notes issued pursuant to the April Convertible Notes Purchase Agreement and (ii) approximately 80% in aggregate principal amount outstanding of the Convertible Notes issued pursuant to the August Convertible Notes Purchase Agreement (collectively, the “Consenting Creditors”), (y) the official committee of equity security holders in the Chapter 11 Cases (the “Equity Committee”), and (z) the members of the Equity Committee, excluding Foundry Digital LLC (such members, the “Equity Committee Members” and, collectively with the Consenting Creditors and the Equity Committee, the “RSA Parties”), which represents an agreement between the Company and the RSA Parties regarding the terms of certain restructuring transactions (such transactions, collectively, the “Restructuring”). Among other things, pursuant to the RSA, the Consenting Creditors and the Equity Committee Members have agreed to vote in favor of the Plan and the RSA Parties have agreed to support consummation of the Restructuring contemplated by the Plan. Capitalized terms used but not defined in this “Restructuring Support Agreement” section of this Current Report on Form 8-K have the meanings ascribed to them in the RSA or the Plan, as applicable.

The RSA and the Plan contemplate, among other things:

•

The April Convertible Notes Secured Claims shall be Allowed in the amount of $350,000,000, plus (ii) accrued interest at the rate provided under the April NPA from January 15, 2024 through the Effective Date (if the Effective Date occurs after January 15, 2024), plus (iii) the aggregate Pro Rata Total Convertible Notes Share on account of the April Convertible Notes held by Holders of April Convertible Notes of any ERO Shortfall Equity Distribution Amount, plus (iv) the aggregate Pro Rata Total Convertible Notes Share on account of the April Convertible Notes held by Holders of April Convertible Notes of any Incremental Convertible Noteholders Equity Distribution Amount;

•

The August Convertible Notes Secured Claims shall be Allowed in the amount of (i) $360,000,000, plus (ii) accrued interest at the rate provided under the August NPA from January 15, 2024 through the Effective Date (if applicable), plus (iii) the aggregate Pro Rata Total Convertible Notes Share on account of the August Convertible Notes held by Holders of August Convertible Notes of any ERO Shortfall Equity Distribution Amount, plus (iv) the aggregate Pro Rata Total Convertible Notes Share on account of the August Convertible Notes held by Holders of August Convertible Notes of any Incremental Convertible Noteholders Equity Distribution Amount;

•

A senior secured, first-lien term loan credit facility (the “Exit Facility”) comprising (a) a “new money” credit facility, pursuant to which term loans in an aggregate principal amount equal to (i) $20 million that shall be made available on the Closing Date, and (ii) $20 million that shall be made available from time to time after the Closing Date, in each case, subject to satisfaction of certain conditions precedent and (b) a “cashless” credit facility, pursuant to which the reorganized Company shall be deemed to incur, on the Closing Date, term loans in an aggregate principal amount equal to $40 million, which reflects the amount of Allowed Convertible Notes Secured Claims that will become obligations under the Exit Facility;

•	The issuance of new secured notes in an aggregate principal amount of $150 million to Holders of Allowed April Convertible Notes Secured Claims;

•	The issuance of new secured convertible notes in an aggregate principal amount of $260 million to Holders of Allowed Convertible Notes Secured Claims;

•	The issuance of $260 million of New Common Interests distributable to Holders of Allowed Convertible Notes Secured Claims (the “Convertible Noteholders Equity Distribution”);

•

The issuance of Contingent Payment Obligations to each Holder of Allowed Convertible Notes Secured Claims that receives a distribution of New Common Interests pursuant to the Convertible Noteholders Equity Distribution;

•

The issuance of (i) Miner Equipment Lender Takeback Debt (Default) to Holders of Miner Equipment Lender Secured Claims that elect to or otherwise receive the Default Miner Equipment Lender Treatment and (ii) Miner Equipment Lender Takeback Debt (Election 2) to Holders of Miner Equipment Lender Secured Claims that elect to receive the Miner Equipment Lender Treatment Election 2;

•	The reinstatement of Other Secured Claims;

•	The issuance of M&M Lien Takeback Debt to Holders of Allowed M&M Lien Secured Claims;

•	The issuance of New Common Interests to Holders of Allowed General Unsecured Claims with a value, based on Plan Value, equal to one-hundred percent of such Holders’ Allowed General Unsecured Claims;

•	The issuance of New Common Interests to Holders of Existing Common Interests and Allowed Section 510(b) Claims in an amount equal to such Holders’ Pro Rata Equity Share of the Residual Equity Pool;

•

The issuance of two tranches of New Warrants to each Holder of Existing Common Interests and Holders of Allowed Section 510(b) Claims. Tranche 1 Warrants will be exercisable for the purchase of up to thirty percent of the New Common Interests, assuming no exercise of the Tranche 2 Warrants (subject to dilution to the extent of the exercise of the Tranche 2 Warrants). Following a TEV Triggering Event, Tranche 2 Warrants will initially be exercisable for the purchase of up to twenty percent of the New Common Interests, on a fully diluted basis;

•	The right of certain Holders of Existing Common Interests to participate in the Equity Rights Offering (as defined below) (“Subscription Rights”); and

•

In lieu of the right to participate in Equity Rights Offering, a distribution to the Holders of Section 510(b) Claims either in Cash, New Common Interests, New Warrants, or some combination thereof, at the Company’s option, in an amount equal to the value of the Subscription Rights.

The record date for distributions to Holders of Claims under the Plan, including with respect to Holders of Existing Common Interests, has not yet been determined, but will be, (i) with respect to Holders of Allowed Claims, the earlier of (a) the date that is two business days before the Effective Date or such other date as is designated by the Debtors, with the consent of the Requisite Consenting Creditors (subject to the parties’ rights and obligations under the RSA) and (b) the date such Claim becomes Allowed and (ii) with respect to Holders of Existing Common Interests, the Effective Date. The Effective Date is expected to occur in late December 2023 or early January 2024.

The RSA further provides that the Debtors shall achieve certain future milestones with respect to the Chapter 11 Cases, including:

•	By no later than seven calendar days after entry of the Disclosure Statement Approval Order, the Debtors shall have commenced solicitation of the Plan;

•	By no later than January 19, 2024, the Bankruptcy Court shall have entered the Confirmation Order; and

•

By no later than February 19, 2024, the Effective Date shall have occurred (the “Outside Date”), which date may be extended in writing by the Requisite Consenting Creditors, the Company and the Equity Committee to no later than March 19, 2024, and any further extension of the Outside Date shall require the consent of each Consenting Creditor, the Company and the Equity Committee.

In accordance with the RSA, the Debtors agreed, among other things, to: (a) support and take all steps necessary and desirable to consummate the Restructuring and Restructuring Transactions contemplated by the Plan; (b) to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the Restructuring or the Restructuring Transactions contemplated by the Plan, negotiate in good faith and take all reasonable steps necessary or reasonably requested by the Consenting Creditors or Equity Committee to address any such impediment; and (c) negotiate in good faith and use commercially reasonable efforts to execute, deliver, perform its obligations under, and consummate the transactions contemplated.

In accordance with the RSA, the Consenting Creditors agreed, subject to the terms and conditions of the RSA, among other things, to: (a) vote their Claims and Interests to accept the Plan; (b) timely vote their Claims and Interests against any Alternative Restructuring; (c) use commercially reasonable efforts to support and take all actions reasonably requested by the Company to support the Restructuring and the Restructuring Transactions contemplated by the Plan; and (d) except as permitted in the RSA, not transfer any Claims or Interests held by such Consenting Creditors.

In accordance with the RSA, the Equity Committee and Equity Committee Members agreed, among other things, to, (a) in the case of Equity Committee Members, vote their Claims and Interests to accept the Plan; (b) in the case of Equity Committee Members, timely vote their Claims and Interests against any Alternative Restructuring; (c) use commercially reasonable efforts to encourage the Backstop Parties to vote their Claims and Interests to accept the Plan; and (d) not object to, delay, impede, or take any other action to interfere with acceptance, implementation, or consummation of the Restructuring or the Restructuring Transactions contemplated by the Plan.

The RSA further provides that the Consenting Creditors, the Equity Committee, and Equity Committee Members, as applicable, shall have the right, but not the obligation, to terminate the RSA upon the occurrence of certain events, including, among other things, (a) the failure of the Debtors to achieve the milestones set forth in the RSA (unless waived or extended in accordance with the RSA); (b) with respect to the Consenting Creditors, termination of the commitments under the Backstop Commitment Letter, the Company’s failure to raise $30,000,000 in proceeds under the Equity Rights Offering, or termination, after the execution thereof, of the Exit Facility Commitment Letter; and (c) with respect to the Equity Committee, if the Equity Committee determines in good faith and upon the written advice of the Equity Committee Advisors that the Restructuring is not in the best interests of Holders of Class 12 Existing Common Interests and continued support would be inconsistent with the exercise of its fiduciary duties under applicable Law. The RSA permits the Debtors to terminate the RSA if, among other things, (i) the special committee of the board of directors of the Company determines in good faith, after consultation with outside counsel, that the Restructuring is not in the best interests of the Debtors’ estates and continued support for the Restructuring would be inconsistent with the exercise of its fiduciary duties (subject to certain conditions), and (ii) the Exit Facility Commitment Parties do not execute the Exit Facility Commitment Letter within two weeks following the Support Effective Date, subject to the extension of such date with the consent of the Debtors and the Requisite Consenting Creditors.

Although the Debtors intend to pursue the Restructuring in accordance with the terms in the RSA, there can be no assurance that the Debtors will be successful in completing the Restructuring or any similar transaction on the terms set forth in the RSA, on different terms, or at all.

Equity Rights Offering and Backstop Commitment Letter

On November 20, 2023, the Company announced that, pursuant to the RSA and the Plan, the Company is conducting an equity rights offering (the “Equity Rights Offering”) of common shares of the reorganized Company (the “ERO Shares”) in an aggregate amount of $55 million (the “Rights Offering Amount”), at a price per share resulting from a 30% discount to the Plan Equity Value (as defined in the Plan), based on a total enterprise value $1.5 billion (the “Per Share Price”).

The Equity Rights Offering is being implemented consistent with the terms of the Plan and the RSA. Holders of the Company’s Existing Common Interests (as defined in the Plan), as of 5:00 p.m., New York City time, on November 16, 2023 (the “Rights Offering Record Date”), are entitled to purchase their pro rata share of the Rights Offering Amount. Participants in the Equity Rights Offering shall also have oversubscription rights to purchase unsubscribed ERO Shares (“Oversubscription Rights”). If the aggregate amount of subscriptions exceeds the number of ERO Shares offered in the Equity Rights Offering, then the aggregate over-subscription amount will be pro-rated among the holders exercising their respective Oversubscription Rights based on the number of ERO Shares each holder has subscribed pursuant to their exercise of Oversubscription Rights.

In connection with the Equity Rights Offering, each holder of Existing Common Interests as of the Rights Offering Record Date will receive one Subscription Right for each Existing Common Interest held by such holder. Each Subscription Right will entitle the holder to purchase 0.01734 ERO Shares following its emergence from the Chapter 11 Cases, at the anticipated subscription price of $8.21710 per ERO Share. The subscription price may decrease depending on (i) treatment elections by the Company’s miner equipment lenders (“Equipment Lender Elections”) and (ii) the extent to which the estimated maximum amount of disputed claims that may become Allowed General Unsecured Claims or Allowed Section 510(b) Claims (each, as defined in the Plan) in the Chapter 11 Cases changes, resulting in a lower or higher number of ERO Shares to be distributed upon the exercise of Subscription Rights. In such cases, the aggregate purchase price would not change. The Company’s assumptions regarding Equipment Lender Elections and the estimated maximum amount of disputed claims are subject to change.

No fractional ERO Shares will be issued in the Equity Rights Offering. Any fractional ERO Shares created by exercise of Subscription Rights will be rounded down to the nearest whole ERO Share. The Subscription Rights and Oversubscription Rights are non-transferrable.

Participation in the Equity Rights Offering is optional for holders of Existing Common Interests and the treatment of Existing Common Interests in the Plan, as described in the Disclosure Statement, will not be impacted by a holder’s participation, or lack thereof, in the Equity Rights Offering.

The terms of the Equity Rights Offering and the information presented herein anticipates that in connection with the Restructuring described in the Plan and Disclosure Statement, holders of Existing Common Interests will receive a number of New Common Interests in exchange for their Existing Common Interests that is expected to be 1/25th of the number of Existing Common Interests held on November 20, 2023. Such ratio is subject to change.

The Equity Rights Offering expires at 5:00 p.m., New York City time, on December 11, 2023.

On November 16, 2023, the Company entered into an agreement (together with all exhibits and schedules thereto, the “Backstop Commitment Letter”) with the parties named therein (the “Commitment Parties”), pursuant to which the Commitment Parties have agreed to severally and not jointly backstop $37.1 million of the Equity Rights Offering (the “Backstop Commitment”), subject to the terms and conditions in the Backstop Commitment Letter. Capitalized terms used but not defined in this “Equity Rights Offering and Backstop Commitment Letter” section of this Current Report on Form 8-K have the meanings ascribed to them in the Backstop Commitment Letter.

Pursuant to the Backstop Commitment Letter, each of the Commitment Parties commits (i) to not sell its Existing Common Interests (other than as provided in the Backstop Commitment Letter) and (ii) to the extent the Equity Rights Offering (after giving effect to the exercise of Oversubscription Rights) does not raise funds equal to, or in excess of, the Backstop Commitment, purchase its Backstop Commitment Percentage of any unsubscribed ERO Shares in an aggregate amount equal to the difference between the Backstop Commitment and the total Equity Rights Offering proceeds. If, after taking into account the exercise of Subscription Rights and Oversubscription Rights and application of the Backstop Commitment, the amounts raised from the Equity Rights Offering are less than the Rights Offering Amount, up to approximately 5.1% of the common stock may be distributed to the Exit Delayed Draw Term Loan lenders and/or holders of the Convertible Notes, as defined and further set forth in the RSA.

On the Effective Date (as defined in the Plan), the Debtors will pay the Commitment Parties a backstop premium equal to 20% of the Backstop Commitment (the “Backstop Commitment Premium”), which shall be paid in common stock of the reorganized Company at the Per Share Price; provided that, to the extent the Equity Rights Offering or the Plan is not consummated, the Backstop Commitment Premium shall not be payable.

The Backstop Commitment Letter may be terminated by the mutual written consent of the Company and either (a) the Commitment Parties holding at least 50.1% in amount of the aggregate commitments of the Commitment Parties or (b) the Equity Committee (acting at the direction of a majority of the members of the Equity Committee) (together, the “Requisite Commitment Parties”). The Backstop Commitment Letter may also be terminated by either the Company or the Requisite Commitment Parties upon the occurrence of a Termination Event (in each case, upon written notice).

If the Backstop Commitment Letter is terminated by (a) the Requisite Commitment Parties due to (i) any material breach of the Backstop Commitment Letter by the Debtors, to the extent not otherwise cured or waived after the delivery of written notice thereof by the Requisite Commitment Parties and such breach has not been cured within 10 business days; (ii) the solicitation or support by the Debtors, or the authorization or approval by the Bankruptcy Court, of an alternative transaction that is inconsistent with the transactions contemplated by the Backstop Commitment Letter and the Plan; or (iii) the material and adverse amendment or modification, or the filing by the Debtors of a pleading seeking authority to such amendment or modification, of the Backstop Commitment Letter, the Plan, the Disclosure Statement or any other Definitive Documentation, without the consent of the Requisite Commitment Parties; or (b) by the Debtors if (i) the Bankruptcy Court has not entered the Confirmation Order by January 19, 2024 (as may be extended with the prior written consent of the Requisite Commitment Parties; (ii) the Effective Date has not occurred by 11:50 p.m. CT on the Outside Date; or (iii) a Fiduciary Out (as defined in the Backstop Commitment Letter), then the Company shall pay or cause to be paid to the Commitment Parties a non-refundable payment in cash in an aggregate amount equal to 5% of the Backstop Commitment (the “Termination Payment”). Further, certain Termination Events may also entitle the Commitment Parties to the Termination Payment if such Termination Event is not the result of any action by a Commitment Party or due to a failure of a Commitment Party to act in accordance with its obligations. The Commitment Parties shall not be entitled to the Termination Payment if the Backstop Commitment Letter is terminated due to the Debtors’ failure to satisfy certain milestones set forth in the Backstop Commitment Letter (except for failure to meet the Outside Date).

The Commitment Parties shall vote to accept the Plan. To the extent any Commitment Party votes against the Plan, or does not timely vote to accept the Plan, such Commitment Party shall not be entitled to receive its share of the Backstop Commitment Premium or Termination Payment, as applicable.

The Backstop Commitment Letter also provides that the Commitment Parties and their affiliates shall be entitled to indemnification by the Debtors (including as reorganized pursuant to the Plan), including the reimbursement of claims for certain losses, damages, liabilities and reasonable and documented costs and expenses arising out of or in connection with the Equity Rights Offering or the Backstop Commitment Letter, up to the dollar amount of each Commitment Party’s Backstop Commitment, subject to the terms and conditions of the Backstop Commitment Letter.

A Defaulting Commitment Party will not be entitled to any Backstop Commitment Premium, Termination Payment, or any other amounts that the Commitment Parties may be entitled to under the Backstop Commitment Letter, subject to the terms of the Backstop Commitment Letter.

The foregoing descriptions of the RSA and the Backstop Commitment Letter do not purport to be complete and are qualified in their entirety by the full text of the RSA and the Backstop Commitment Letter, copies of which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Information

This Form 8-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, which could include the following: risks and uncertainties relating to the Company’s Chapter 11 Cases including but not limited to, the Company’s ability to obtain Bankruptcy Court approval with respect to motions in its Chapter 11 Cases, successfully enter into and implement a restructuring plan, emerge from Chapter 11 and achieve significant cash flows from operations; the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general, the length of time the Company will operate under the Chapter 11 Cases, risks associated with any third-party motions in the Chapter 11 Cases, the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Company’s reorganization; finalization and receipt of the replacement debtor-in-possession facility; satisfaction of any conditions to which the Company’s debtor-in-possession financing is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control; the consequences of the acceleration of the Company’s debt obligations; the trading price and volatility of the Company’s common stock and the risks related to trading on the OTC Pink Market; as well as other risk factors set forth in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. These statements are provided for illustrative purposes only and are based on various assumptions, whether or not identified in this Current Report on Form 8-K, and on the current expectations of the Company’s management. These forward-looking statements are not intended to serve, and must not be relied on by any investor, as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including those identified in the Company’s reports filed with the U.S. Securities & Exchange Commission, and if any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

10.1	Restructuring Support Agreement, dated November 16, 2023, by and among the Debtors, the Consenting Creditors and the Equity Committee*

10.2	Backstop Commitment Letter, dated November 16, 2023, by and among the Company and the Commitment Parties*

104	Cover page Interactive Data File (embedded within the Inline XBRL document).

*

Exhibits and schedules have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Scientific, Inc.

Date: November 22, 2023	By:	/s/ Todd M. DuChene
	Name:	Todd M. DuChene
	Title:	Chief Legal Officer and Chief Administrative Officer